Exhibit List

Exhibit A: Joint Filing Agreement, dated April 22, 2024


AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree as follows:
(i) Each of them is individually eligible to use the Schedule
13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and
(ii) Each of them is responsible for the timely filing of such
Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate

Date: April 22, 2024

DBR Hotel Owner LLC


By: s/Federico Stubbe Gonzalez
Name: Federico Stubbe Gonzalez
Title: President


DBR Hotel Member LLC


By: s/Federico Stubbe Gonzalez
Name: Federico Stubbe Gonzalez
Title: Authorized Representative


DBR Dorado Ventures, LLC


By: s/Federico Stubbe Gonzalez
Name: Federico Stubbe Gonzalez
Title: Authorized Representative


DBR Cerromar Ventures, LLC


By: s/Federico Stubbe Gonzalez
Name:  Federico Stubbe Gonzalez
Title: Authorized Representative


DBR Residential Ventures, LLC


By: s/Federico Stubbe Gonzalez
Name: Federico Stubbe Gonzalez
Title: Authorized Representative


FSCO LLC


By: s/Federico Stubbe Gonzalez
Name:  Federico Stubbe Gonzalez
Title:  Administrative Manager


s/Federico Stubbe Arsuaga
Federico Stubbe Arsuaga


s/Federico Stubbe Gonzalez
Federico Stubbe Gonzalez